AMENDMENT DATED JULY 30, 2007, TO THE AMENDED AND RESTATED CREDIT FACILITY DATED JANUARY 19, 2006

This Amendment to that certain Amended and Restated Credit Facility dated January 19, 2006, between Nevada Gold & Casinos, Inc. ("NGC"), and Louise H. Rogers, an individual as her separate property ("Rogers"), is entered into and made effective on this 30th day of July, 2007.

Recitals

On January 19, 2006, NGC and Rogers (collectively, the "Parties") entered into an Amended and Restated Credit Facility dated January 19, 2006, and related security agreements, collateral pledges, and numerous other related documents (collectively referred to as the "Credit Facility"), which replaced a prior version of the Credit Facility dated June 29, 2004.

The Parties desire to extend the Maturity Date as defined in the Credit Facility;

Terms of Amendment

In recognition of the facts set forth above and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1. The term "Maturity Date" in the Credit Facility which is specified as June 30, 2008, is restated to mean September 30, 2008, throughout the entire Credit Facility.

2. Except as set forth in this Amendment, the Credit Facility shall remain in full force and effect with no other modifications or amendments.

NGC and Rogers have duly executed this Amendment as of this 30th day of July, 2007.

NEVADA GOLD & CASINOS, INC.

By: [signature]
JAMES J. KOHN, Senior Vice President
and Chief Financial Officer

[signature]
LOUISE H. ROGERS, as her separate property
as attorney-in-fact for Louise H. Rogers